Pangaea Logistics Solutions Ltd. Appoints Karen H. Beachy to Board of Directors

NEWPORT, RI - March 29, 2022 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today it has appointed Karen H. Beachy to its Board of Directors.

Ms. Beachy has a broad background in operations and supply chain management in decades of work with several energy companies, in the United States and internationally. She presently works with The Alliance Risk Group, LLC, providing supply chain risk analysis and she serves as an independent director of Oceaneering International, Inc. Ms. Beachy is experienced in developing and implementing company strategic and operational initiatives. She holds a Bachelor of Arts Degree in Political Science from Purdue University and a master’s in business administration from Krannert Graduate School of Management at Purdue.

Richard du Moulin, Chairman of the Board of Directors of Pangaea, commented, “Karen’s experience and dynamic personality are perfect complements for our Board. She will have an immediate impact on the way we approach the changes we see coming to our business, from within the industry and from the general business and geopolitical world at large. It is a good time to add someone with Karen’s qualifications to our Board. The entire Company looks forward to working with her and we warmly welcome her.”

Karen Beachy stated, “I am delighted to join the Board of Pangaea and to lend some of the experiences I have gained throughout my career. I am excited to learn more about the Company and the shipping industry, and I look forward to meeting the people working hard to keep the company a leader in its industry.”

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Emily Blum
Chief Financial Officer	Prosek Partners
401-846-7790	973-464-5240
Investors@pangaeals.com	eblum@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.